Exhibit 99.1

For release: February 20, 2020

Contact: Brian F. Kidd, SVP/PAO

Phone: (615) 890-2020

NHC Reports 2019 Year End Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues for the year ended December 31, 2019 totaled $996,383,000 compared to $980,349,000 for the year ended December 31, 2018, an increase of 1.6%. For the year ended December 31, 2019, reported GAAP net income attributable to NHC was $68,211,000 compared to $58,964,000 for the 2018 year, an increase of 15.7%. Excluding the unrealized gains in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the year ended December 31, 2019 was $59,616,000 compared to $64,373,000 for the 2018 year(1).

GAAP diluted earnings per share were $4.44 and $3.87 for the years ended December 31, 2019 and 2018, respectively, an increase of 14.7%. Adjusted diluted earnings per share were $3.88 and $4.22 for the years ended December 31, 2019 and 2018, respectively(1).

Net operating revenues for the quarter ended December 31, 2019 totaled $253,880,000 compared to $248,920,000 for the same three months in 2018, an increase of 2.0%. For the quarter ended December 31, 2019, reported GAAP net income attributable to NHC was $13,770,000 compared to $18,152,000 for the fourth quarter of 2018. Excluding the unrealized gains/losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the fourth quarter of 2019 was $16,822,000 compared to $17,749,000 for the fourth quarter of 2018.

(1)	See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 75 skilled nursing facilities with 9,513 beds. NHC affiliates also operate 25 assisted living communities, five independent living communities, one behavioral health hospital, and 35 homecare programs. NHC’s other services include Alzheimer’s and memory care units, hospice services, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following: liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries; and other factors referenced or incorporated by reference in the S.E.C. filings. The risks included here are not exhaustive. All forward-looking statements represent NHC’s best judgment as of the date of this release.

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Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2019	2018	2019	2018
	(unaudited)
Revenues:
Net patient revenues	$241,407	$235,601	$947,872	$932,774
Other revenues	12,473	13,319	48,511	47,575
Net operating revenues	253,880	248,920	996,383	980,349

Costs and expenses:
Salaries, wages and benefits	151,390	147,972	592,831	582,721
Other operating	64,682	61,770	268,442	254,038
Facility rent	9,916	10,232	40,518	40,923
Depreciation and amortization	10,904	10,718	42,419	41,894
Interest	491	1,034	3,135	4,697
Total costs and expenses	237,383	231,726	947,345	924,273

Income from operations	16,497	17,194	49,038	56,076

Non-operating income	5,811	6,614	26,747	17,670
Unrealized gains (losses) on marketable equity securities	(3,866)	721	12,230	1,138

Income before income taxes	18,442	24,529	88,015	74,884
Income tax provision	(4,755)	(6,393)	(20,039)	(16,185)
Net income	13,687	18,136	67,976	58,699

Net loss attributable to noncontrolling interest	83	16	235	265

Net income attributable to National HealthCare Corporation	$13,770	$18,152	$68,211	$58,964

Net income per common share
Basic	$0.90	$1.19	$4.47	$3.87
Diluted	$0.89	$1.19	$4.44	$3.87

Weighted average common shares outstanding
Basic	15,278,771	15,235,772	15,270,154	15,224,886
Diluted	15,389,104	15,255,107	15,360,046	15,236,826

Dividends declared per common share	$0.52	$0.50	$2.06	$1.98

Balance Sheet Data
(in thousands)	Dec. 31	Dec. 31
	2019	2018

Cash, cash equivalents and marketable equity securities	$202,787	$183,470
Restricted cash and restricted marketable debt securities	158,082	184,266
Current assets	341,053	322,009
Property and equipment, net	535,430	534,650
Total assets	1,286,648	1,080,948
Current liabilities	194,763	157,924
Long-term debt	-	55,000
NHC stockholders' equity	778,593	733,278

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Selected Operating Statistics

	Three Months Ended		Year Ended
	December 31		December 31
	2019	2018(1)	2019	2018(1)
	(unaudited)
Skilled Nursing Per Diems:
Medicare	$498.10	$463.14	$470.74	$462.66
Managed Care	403.30	389.49	396.17	397.70
Medicaid	200.71	197.87	197.95	192.25
Private Pay and Other	243.68	237.86	242.99	238.57

Average Skilled Nursing Per Diem	$275.03	$269.42	$271.07	$270.22

Skilled Nursing Patient Days:
Medicare	102,798	114,396	428,367	473,642
Managed Care	62,956	57,981	251,691	240,090
Medicaid	343,348	326,422	1,332,025	1,271,511
Private Pay and Other	174,979	182,758	698,554	714,829

Total Skilled Nursing Patient Days	684,081	681,557	2,710,637	2,700,072

(1) A skilled nursing facility in Madisonville, Kentucky was sold in the fourth quarter of 2018.  The per diems and patient days for this facility have been excluded in the 2018 column for comparative purposes.

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts; unaudited):

	Three Months Ended		Year Ended
	December 31		December 31
	2019	2018	2019	2018

Net income attributable to National Healthcare Corporation	$13,770	$18,152	$68,211	$58,964
Non-GAAP adjustments
Unrealized losses (gains) on marketable equity securities	3,866	(721)	(12,230)	(1,138)
Operating results for newly opened facilities not at full capacity (2)	(172)	1,604	712	3,562
Stock-based compensation expense	430	240	1,878	1,778
Gain on acquisitions of equity method investments	-	-	(1,975)	(2,050)
Gain on sale of real estate/healthcare facilities	-	(1,668)	-	(1,668)
Legal costs and charges related to Caris' legal investigation	-	-	-	8,364
U.S. Tax Cuts and Jobs Act of 2017 adjustment	-	-	-	(1,434)
Provision (benefit) of income taxes on non-GAAP adjustments	(1,072)	142	3,020	(2,005)
Non-GAAP Net income	$16,822	$17,749	$59,616	$64,373

GAAP diluted earnings per share	$0.89	$1.19	$4.44	$3.87
Non-GAAP adjustments
Unrealized losses (gains) on marketable equity securities	0.19	(0.03)	(0.59)	(0.06)
Operating results for newly opened facilities not at full capacity (2)	(0.01)	0.08	0.03	0.17
Stock-based compensation expense	0.02	0.01	0.09	0.08
Gain on acquisitions of equity method investments	-	-	(0.09)	(0.13)
Gain on sale of real estate/healthcare facilities	-	(0.09)	-	(0.08)
Legal costs and charges related to Caris' legal investigation	-	-	-	0.46
U.S. Tax Cuts and Jobs Act of 2017 adjustment	-	-	-	(0.09)
Non-GAAP diluted earnings per share	$1.09	$1.16	$3.88	$4.22

(2) The newly opened facilities for the 2019 period presented consist of facilities opened from 2017 through 2019 (one skilled nursing facility, two assisted living facilities, and one memory care facility).  The newly opened facilities for the 2018 period presented consist of facilities opened from 2016 through 2018 (two skilled nursing facilities and three assisted living facilities).

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